UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland	001-9106	23-2413352
(Brandywine Realty Trust)

Delaware	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)
(State or Other Jurisdiction of Incorporation or	(Commission file number)	(I.R.S. Employer
Organization)		Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 30, 2009, Brandywine Realty Trust (the “General Partner”), the sole general partner of Brandywine Operating Partnership, L.P. (the “Operating Partnership”), announced that the Operating Partnership has accepted for purchase $40.3million principal amount of the Operating Partnership’s outstanding 4.50% Guaranteed Notes due November 1, 2009 (collectively, the “Notes”), all of which were validly tendered pursuant to the Operating Partnership’s previously announced cash tender offer for the Notes (the “Tender Offer”) and not withdrawn at or prior to the Expiration Time (as defined below). The Notes accepted for purchase represent approximately 20.5% of the $196.7 million aggregate principal amount of Notes outstanding immediately prior to the Tender Offer. The Tender Offer expired at 5:00 p.m., New York City time, on Thursday, January 29, 2009 (the “Expiration Time”). Payment for Notes purchased pursuant to the Tender Offer is expected to be made on Friday, January 30, 2009 (the “Payment Date”).
     The consideration payable for Notes accepted for payment is $967.50 per $1,000 principal amount of Notes, plus accrued and unpaid interest on such Notes to, but not including, the Payment Date. The aggregate consideration for Notes accepted for payment, including accrued and unpaid interest thereon, was approximately $39.4 million. With the exception of approximately $28.4 million of the Notes purchased pursuant to the Tender Offer (which will be held until maturity in an escrow account established by an indirect wholly-owned subsidiary of the Operating Partnership), the purchased Notes have been cancelled by the Operating Partnership.
     The Tender Offer was made pursuant to the Operating Partnership’s Offer to Purchase dated January 22, 2009 and the related Letter of Transmittal.
     Wachovia Capital Markets, LLC (d/b/a Wachovia Securities) acted as dealer manager in connection with the Tender Offer.
     A copy of the General Partner’s press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 30, 2009.

Signatures
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

By:	Brandywine Operating Partnership, L.P.

	By:	Brandywine Realty Trust, its General Partner

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

     Date: January 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Brandywine Realty Trust, dated January 30, 2009.